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                                                                   Exhibit 23.07


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 9, 1998, accompanying the financial statements of Municipal Capital Markets Group, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


/s/ Grant Thornton LLP
-----------------------
    GRANT THORNTON LLP

Dallas, Texas
August 26, 1998